Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8 of our report, which includes an explanatory paragraph concerning WiseWire Corporation's ability to continue as a going concern, dated July 31, 1997, except for the first paragraph of Note 5 as to which the date is October 13, 1997 and Note 12 as to which the date is September 24, 1997, on our audits of the financial statements of WiseWire Corporation.


                                         /s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
August 17, 1998